SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: August 18, 2004
(Date of Earliest Event Reported)

Akorn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Louisiana (State or other Jurisdiction of Incorporation)	0-13976 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)

2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

Attached and incorporated herein by reference as Exhibit 99 is a copy of a press release issued by Akorn, Inc. on August 18, 2004 announcing the entering into agreements with institutional and other accredited investors with respect to the private placement of 141,000 shares of its Series B 6% Participating Convertible Preferred Stock and warrants to purchase its shares of common stock.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

No.	Description

99	Press Release dated August 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Arthur S. Przybyl
Arthur S. Przybyl
President and Chief Executive Officer

Date: August 18, 2004